EXHIBIT 21

                LIST OF SUBSIDIARIES OF WARRANTECH CORPORATION


            1.    WARRANTECH CONSUMER PRODUCT SERVICES, INC. a
                  Connecticut corporation

            2.    WCPS OF FLORIDA, INC. a Florida corporation

            3.    WARRANTECH DEALER BASED SERVICES, INC.a Delaware corporation

            4.    WARRANTECH AUTOMOTIVE, INC. a Connecticut corporation

            5. WDBS OF CALIFORNIA INSURANCE SERVICES, INC. a California corporation

            6. WARRANTECH AUTOMOTIVE RISK PURCHASING GROUP, INC. a Michigan corporation

            7.    DEALER 400 RISK PURCHASING GROUP, INC. a Michigan corporation

            8.    WARRANTECH AUTOMOTIVE OF FLORIDA, INC. a Florida corporation

            9.    WARRANTECH DIRECT, INC. a Texas corporation

            10.   WARRANTECH (UK) LIMITED a company incorporated in England

            11.   WARRANTECH OF PUERTO RICO, INC.
                  a Puerto Rico corporation

            12.   WARRANTECH INTERNATIONAL, INC.
                  a Delaware corporation

            13.   WCPS OF CANADA, INC.
                  a Connecticut corporation

            14.   WARRANTECH AUTOMOTIVE OF CANADA, INC.
                  a Connecticut corporation

            15.   WARRANTECH ADDITIVE, INC.
                  a Texas corporation